UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 17, 2007

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Main Street South Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

_________________________________________________________________________________________

ITEM 1.01.    Entry into a Material Definitive Agreement

On October 17, 2007, Investors Real Estate Trust (“IRET”) entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co., Incorporated, D.A. Davidson & Co. and J.J.B. Hilliard, W.L. Lyons, Inc. (collectively, the “Underwriters”), relating to the issuance and sale by IRET of 6,000,000 common shares of beneficial interest.  IRET has also granted the Underwriters a 30-day option to purchase up to 900,000 additional common shares of beneficial interest.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K, and incorporated herein by reference.

ITEM 8.01     Other Events

IRET’s press release announcing the pricing of the offering pursuant to the Underwriting Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits

(c)                Exhibits

Exhibit
Number	Description

1.1	Underwriting Agreement, dated October 17, 2007, among Investors Real Estate Trust and Robert W. Baird & Co. Incorporated, D.A. Davidson & Co. and J.J.B. Hilliard, W.L. Lyons, Inc.
5.1	Opinion of Pringle & Herigstad, P.C. in connection with the common shares.
8.1	Opinion of Pringle & Herigstad, P.C. in connection with certain tax matters.
23.1	Consents of Pringle & Herigstad, P.C. (included in Exhibits 5.1 and 8.1).
99.1	Press Release dated October 17, 2007

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/Timothy P. Mihalick
Timothy P. Mihalick
Senior Vice President & Chief Operating Officer

Date:   October 22, 2007